EXHIBIT 99.1

Update on One Pager Circular posted on Website with news on Budget

MONTREAL, Nov. 07, 2019 (GLOBE NEWSWIRE) -- "Dinatrum" or the "Company" -OTC Markets: AFPW- Mr. Pedro Villagran-Garcia, President & CEO, is pleased to announce that it has presented the recent investment opportunity in the Suburbs of the Atlanta, Georgia to a group of investors which are optimistic to fund us. Expressions of interest have increased in the past several days since we announce our intentions to raise money and the fact that our sources of revenue are real. Real Estate numbers and economic stats within the Atlanta Area meet our standards and criteria.

To download our newly updated One Pager you must visit our Website in www.dinatrum.com within the following link:

http://bit.ly/2NpdghA

The company explains the importance of having nearby producing gold mines and the importance of our latest achievements. This One Pager Circular also does emphasize on the fact that we are preparing a Construction and Development Budget soon.

We have had a fast movement forward recently with excellent results through our initiatives of sourcing new acquisitions and in our efforts to fund the company with the main objective of becoming Pink Current in OTC Markets.

The Company’s name change, and new trading symbol will be effective in the over-the-counter markets when we comply with submitting the necessary paperwork and FINRA has completed its review of the Company’s application to change its name.

DINATRUM, INC./ALUMIFUEL POWER CORPORATION
DINATRUM is a Real Estate Investment Trust with projects in North America.
On behalf of the Board,

Pedro Villagran-Garcia, President & CEO

For further information, please contact the Company at 1-514-432-7746 or by email at info@dinatrum.com

Forward Looking Statements
Certain information contained in this press release, including any information as to our strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are forward-looking statements. The words "believe," "expect," "will," "anticipate," "contemplate," "target," "plan," "continue," "budget," "may," "intend," "estimate," "project" and similar expressions identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the SEC which can be found at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.